Exhibit 99.3
OPTIONEE:
OPTION NUMBER:
DATE OF GRANT:
EFFECTIVE GRANT DATE:
EXERCISE PRICE:
COVERED SHARES:
ServerEngines Corporation
2008 Stock Option Agreement
     1. Definitions. In this Agreement, capitalized terms used herein shall have the meanings set forth below, or, if not set forth below, as set forth in the Plan.
          1.1 “Agreement” means this Stock Option Agreement.
          1.2 “Cause” means the Optionee’s (a) failure to substantially perform his or her duties (other than by reason of Disability) with respect to the Company or any of its Affiliates, (b) engaging in conduct injurious to the Company or any of its Affiliates, (c) breach of fiduciary duty to the Company or any of its Affiliates, (d) dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company or any of its Affiliates, (e) willful violation of the policies of the Company or any of its Affiliates after receiving written notice of such violation or (f) conviction of a felony or crime involving moral turpitude. All determinations of Cause hereunder shall be made by the Committee in its discretion and shall be binding for all purposes hereunder.
          1.3 “Change of Control” means, and shall be deemed to have occurred, if:
               (a) any Person, excluding the Founders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, which Rules shall apply for purposes of this clause (a) whether or not the Company is subject to the Exchange Act), directly or indirectly, of Company securities representing 50% or more of the combined voting power of the Company’s then outstanding securities (“Voting Power”) if, at such time, the Voting Power represented by Company securities beneficially owned by such Person exceeds the Voting Power represented by the Company securities beneficially owned by the Founders.
               (b) the Company consummates a merger, consolidation, share exchange, division or other reorganization or transaction of the Company (a “Fundamental Transaction”) with any other corporation, other than a Fundamental Transaction that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined Voting Power immediately after such Fundamental Transaction of (i) the Company’s outstanding securities, (ii) the surviving entity’s outstanding securities, or (iii) in the case of a division, the outstanding securities of each entity resulting from the division;
               (c) the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets; or
               (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied).
          1.4 “Covered Shares” means the Shares subject to the Option.
          1.5 “Date of Expiration” means the earlier of:
               (a) the date of termination of the Optionee’s Service for any reason, or
               (b) ten years after the Date of Grant.
          1.6 “Disability” means total and permanent disability under Section 22(e)(3) of the Code or the Optionee’s becoming entitled to long-term disability benefits under the long-term disability plan or policy of the Company and/or its Affiliates that covers the Optionee.
          1.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          1.8 “Founders” means Raju Vegesna, Sai Gadiraju and Sujith Arramreddy.
          1.9 “Person” means the term “person” within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d) thereof.
     2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company hereby grants to the Optionee, as of the Date of Grant, the Option to purchase from the Company that number of Shares identified as the “Covered Shares” on page 1 of this Agreement, exercisable at the Exercise Price.
     3. Terms of the Option.
          3.1 Option Period; Exercisability.
               (a) The Option may be exercised in whole Shares, as follows:
                    (i) no part of the Option may be exercised during the first 12 months following the Effective Grant Date or, except as provided in Section 3.1(b), at any time after the Date of Expiration;

                    (ii) beginning on the first anniversary after the Effective Grant Date, the Option may be exercised as to a maximum of 25% of the Covered Shares; and
                    (iii) beginning on the last day of each three-month period ending thereafter, the Option may be exercised as to an additional 1/16 of the Covered Shares until (i) the Option is exercisable as to all of the Covered Shares or (ii) if earlier, the Date of Expiration.
               (b) Notwithstanding Section 3.1(a)(i), the portion of the Option that is exercisable on the date of the termination of the Optionee’s Service for any reason other than by the Company or an Affiliate for Cause shall remain exercisable until the earlier of:
                    (i) 30 days after such termination of the Optionee’s Service other than by death or Disability;
                    (ii) one year after such termination of the Optionee’s Service other than by death or Disability if the Optionee dies within 30 days of such termination;
                    (iii) three years after termination of the Optionee’s Service by reason of death or Disability; or
                    (iv) ten years after the Date of Grant.
          3.2 Nontransferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s legal disability, by the Optionee’s legal representative.
          3.3 Payment of the Exercise Price. The Optionee, upon exercise, in whole or in part, of the Option, may pay the Exercise Price by any or all of the following means, either alone or in combination:
               (a) cash or check payable to the order of the Company;
               (b) if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the Date of Exercise equal to that portion of the Exercise Price being paid by delivery of such Shares;
               (c) if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, and in accordance with such rules as may be specified by the Committee, delivery to the Company of irrevocable instructions to a registered securities broker promptly to deliver to the Company cash equal to the Exercise Price for that portion of the Option being exercised; or
               (d) if, at the time of exercise, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, notice to the Company to deliver to the Optionee, without any further payment to the Company (other than required tax withholding amounts) (i) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value on the Date of Exercise equal to that number of Shares subject to the Option (or portion thereof) being exercised multiplied by an amount equal to the excess of (A) the Fair Market Value on the Date of Exercise over (B) the Exercise Price, plus (ii) the Fair Market Value on the Date of Exercise of any fractional Share to which the Optionee would be entitled but for the parenthetical above relating to the whole number of Shares.
     4. Capital Adjustments. The number of Covered Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment or change, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, split-ups, spin-offs, recapitalizations, reclassifications, combinations or exchanges of shares, mergers, consolidations, liquidations, or the like, of or by the Company. Any adjustment determined to be appropriate by the Committee shall be conclusive and shall be binding on the Optionee.
     5. Exercise.
          5.1 Notice. The Option shall be exercised, in whole or in part by the delivery to the Company of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by full payment (or means of full payment permitted by Section 3.3) of the Exercise Price with respect to that portion of the Option being exercised. Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.
          5.2 Withholding. The Company’s obligation to issue or deliver Shares upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Optionee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, delivering to the Company already-owned and unencumbered Shares; or (c) if at the time the withholding obligation arises, the Common Stock is listed for trading on a national securities exchange or automated dealer quotation system, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee upon exercise of the Option. For purposes of this Section 5.2, Shares that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the Shares withheld and/or delivered pursuant to this Section 5.2 exceed the minimum amount of taxes required to be withheld in connection with the exercise of the Option.
          5.3 Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares as to which the Option may be exercised in an amount equal to the number of Shares as to which the Option is exercised.
     6. Representations. The Optionee agrees that, upon the issuance of any Shares upon the exercise of the Option, the Optionee, upon the request of the Company, will represent and warrant in writing that the Optionee (a) has received and reviewed a copy of the Plan; (b) is capable of evaluating the merits and risks of exercising the Option and acquiring the Shares and able to bear the economic risks of such investment; (c) has made such investigation as he or she deems necessary and appropriate of the business and financial prospects of the Company and (d) is acquiring the Shares for investment only and not with a view to resale or other distribution thereof. The Optionee shall make such other representations and warranties that the Committee may request for the purpose of complying with applicable law.
     7. Transfer of Shares. Shares acquired upon the exercise of the Option shall be subject to the transfer restrictions set forth in the Company’s Certificate of Incorporation.
     8. Repurchase of Shares. If the Optionee’s Service is terminated by the Company or an Affiliate for Cause at a time when the Company’s securities are not publicly traded, then, for a period of 90 days from first notification to the Optionee of such termination (the “Trigger Date”), the Company shall have the right, but not the obligation, to purchase from the Optionee all or part of any Shares acquired upon the exercise of the Option and held by the Optionee or the Optionee’s successor on the Trigger Date for the fair market value (as defined below) of such Shares as of the Trigger Date. The right to purchase such Shares may be exercised by the Company by (a) providing the Optionee, or the Optionee’s successor, written notice of purchase, specifying the number of Shares to be purchased and the purchase price therefor, and (b) payment of the purchase price in cash. For purposes of this Section 8, the fair market value of the Shares as of any time shall be an amount equal to the liquidation distribution that would be paid to the Optionee or the Optionee’s successor with respect to the Shares if (x) all of the Company’s assets were sold for cash in an amount equal to the greater of (i) the Company’s gross revenues for the 12-month period ending on the last day of the calendar quarter most recently preceding the Trigger Date (the “Measurement Period”), (ii) three times the Company’s net profits for the Measurement Period or (iii) the Company’s book value, determined under GAAP, as of the last day of the Measurement Period, (y) the Company satisfied all of its liabilities, and (x) the Company were then liquidated, with the net cash proceeds being distributed to the Company’s shareholders.
     9. Tax Recovery From Optionees Who Perform Services For SE India. To the extent permitted by the laws of India as in effect from time to time, SE India may recover, including in advance of imposition, from any Optionee who is a provider of services to SE India the amount of any tax imposed under the laws of India upon SE India (including the amount of any tax characterized as a fringe benefits tax) by reason of any Option granted to such Optionee. Such recovery may be made by salary or wage withholding, by the requirement of a direct payment from such Optionee as a condition to the completion of the grant of an Option hereunder, or by any other means permitted under the laws of India. Furthermore, SE India may, to the extent permitted by the laws of India as in effect from time to time, require that such recovery of tax from the Optionee occur prior to, and as a condition precedent to, the Optionee’s exercise of an Option.
     10. Legends. The Optionee agrees that the certificates evidencing the Shares issued upon exercise of the Option may include any legend the Committee deems appropriate to reflect the transfer and other restrictions contained in the Plan or this Agreement, or to comply with applicable laws.

     11. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option until and unless a certificate or certificates representing such Shares are issued to the Optionee pursuant to this Agreement.
     12. Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company to employ or retain the Optionee for any period.
     13. Subject to the Plan. The Option evidenced by this Agreement and the exercise thereof are subject to the terms and conditions of the Plan, which is incorporated by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any rights or benefits under this Agreement. In addition, the Option is subject to any rules and regulations promulgated by the Committee.
     14. Governing Law. The validity, construction, interpretation and enforceability of this agreement shall be determined and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.
     15. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any material respect, such provision shall be replaced with a provision that is as close as possible in effect to such invalid, illegal or unenforceable provision, and still be valid, legal and enforceable, and the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf by the undersigned, thereunto duly authorized, effective as of the Date of Grant.

ServerEngines Corporation

Accepted and agreed to as of the Date of Grant:

Optionee

“EXHIBIT A”
EXERCISE OF OPTION
Board of Directors
ServerEngines Corporation
Gentlemen:
     The undersigned, the Optionee under the Stock Option Agreement (“Agreement”) identified as Option No. ___—___ granted pursuant to the ServerEngines Corporation 2008 Stock Option Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase ___ shares of Common Stock of ServerEngines Corporation, par value $      per share (the “Option Shares”), and herewith makes payment of $                      in the form of (check all that apply and if more than one is checked, indicate the amount to be paid by each payment method):

☐ Cash or Check:	____________

☐ Delivery of Common Stock:*	____________

☐ Brokerage Transaction:*	____________

☐ Withholding of Common Stock: *	____________
     The undersigned hereby elects to satisfy applicable withholding requirements by (check all that apply and, if more than one is checked, indicate the amount to be withheld by each withholding method):

☐ Cash or Check:	____________

☐ Delivery of Common Stock:*	____________

☐ Withholding of Common Stock:*	____________
Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement:
     The undersigned hereby represents as follows:

*	Applicable only if the Common Stock is listed on a national securities exchange or an automated dealer quotation system and the requirements of Section 3.3 or 5.2, as applicable, of the Agreement are satisfied.

     1. The Optionee has received and reviewed a copy of the Plan;
     2. The Optionee is capable of evaluating the merits and risks of exercising the Option and acquiring the shares of Common Stock and is able to bear the economic risks of such investment;
     3. The Optionee has made such investigations as the Optionee deems necessary and appropriate of the business and financial prospects of the Company; and
     4. The Optionee is acquiring the shares of Common Stock for investment only and not with a view to resale or other distribution thereof.
     The Optionee acknowledges that the Company has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with the Agreement and the transactions contemplated thereby. The Optionee further acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with the Company’s business operations and prospects, the lack of a public market for the shares of Common Stock, and the limitations on the transferability of the Option and the shares of Common Stock.
     Optionee acknowledges and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificates evidencing ownership of Common Stock together with any other legends that may be required by federal or state securities laws:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE (THE “OTHER ACTS”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE OTHER ACTS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE OTHER ACTS.

Date:	____________	___________________________
(Signature of Optionee)

Date received by ServerEngines Corporation: _______________

Received by: ___________________________

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Note: Shares of Common Stock being delivered in payment of all or any part of the Exercise Price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.

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